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                                                                   Exhibit 10.1
                      EMBEDDED SUPPORT TOOLS CORPORATION
                            1999 STOCK OPTION PLAN

1. Purpose. The purpose of this Embedded Support Tools Corporation 1999 Stock Option Plan (the "Plan") is to further the interests of Embedded Support Tools Corporation and its shareholders by providing incentives in the form of grants of stock options to key employees and other persons who contribute materially to the success and profitability of the Company.

2.   Definitions. The following definitions shall apply to the Plan:

     a. "Administrator" means the stock option committee appointed by the Board for the purpose of administering the Plan. If the Board does not appoint a stock option committee, "Administrator" means the Board.

     b.   "Board" means the board of directors of the Company

     c. "Change In Control" occurs if (i) the Company becomes a party to any merger, consolidation or corporate reorganization as a result of which the Company is not the surviving corporation, (ii) any person or entity acquires, directly or indirectly, more than 50 percent of the outstanding shares of Common Stock or (iii) the Company sells all or substantially all of its assets.

     d.   "Code" means the Internal Revenue Code of 1986, as amended.

     e. "Common Stock" means the Common Stock, no par value per share, of the Company, or such other class of shares or securities to which the Plan may apply pursuant to Section 8 of the Plan.

     f. "Company" means Embedded Support Tools Corporation, a Massachusetts corporation.

     g. "Date of Grant" of an Option means the later of the date on which the Administrator completes the corporate action constituting an offer of stock for sale to the Recipient or the date specified by the Administrator.

     h. "Disability" has the same meaning as that used in the Company's Long Term Disability Plan for regular employees or any successor plan thereto.

     i. "Dispose Of" means pledge, hypothecate, give, assign, encumber, sell, grant an option with respect to, or otherwise transfer, to any party whether or not such party is a shareholder of the Company.

     j. "Eligible Person" means any person who performs or has in the past performed services for the Company, whether as a director, officer, Employee, consultant or
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          other independent contractor, and any person who performs services relating to the Company as an employee or independent contractor of a corporation or other entity that provides services for the Company.

     k. "Employee" means any person employed on an hourly or salaried basis by the Company.

     l. "Fair Market Value" means the fair market value of the Common Stock. If the Common Stock is not publicly traded on the date as of which fair market value is being determined, the Administrator shall determine the fair market value of the Shares, using such factors as the Administrator considers relevant, such as the price at which recent sales have been made, the book value of the Common Stock, and the Company's current and projected earnings. If the Common Stock is publicly traded on the date as of which fair market value is being determined, the Fair Market Value is the closing sale price of the Common Stock on the trading day next preceding such date as reported on the registered national exchange providing the primary market in the Common Stock, or if the Common Stock was not traded on such market, the average of the closing bid prices as reported by the Nasdaq Stock Market on that date.

     m. "Incentive Stock Option" means a stock option, granted pursuant to this Plan or any other Company plan, that satisfies the requirements of Section 422 of the Code and that entitles the Recipient to purchase Common Stock.

     n. "Initial Public Offering" means the closing of an underwritten public offering by the Company pursuant to a registration statement filed and declared effective under the Securities Act of 1933, as amended, covering the offer and sale of the Common Stock.

     o. "Nonqualified Stock Option" means a stock option, granted pursuant to the Plan, that is not an Incentive Stock Option and that entitles the Recipient to purchase Common Stock.

     p.   "Option" means an Incentive Stock Option or a Nonqualified Stock
          Option.

     q. "Option Agreement" means a written agreement, between the Company and a Recipient, that sets out the terms and restrictions of an Option.

     r. "Option Shareholder" means a Recipient who has acquired Shares upon exercise of an Option.

     s. "Option Shares" means Shares that a Recipient receives upon exercise of an Option.

     t. "Plan" means this Embedded Support Tools Corporation 1999 Stock Option Plan, as amended from time to time.

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     u.   "Recipient" means an individual who receives an Option.

     v. "Share" means a share of the Common Stock, as adjusted in accordance with Section 8 of the Plan.

3. Administration. The Administrator shall administer the Plan. The Administrator has the exclusive power to select the Recipients of Options pursuant to the Plan, to establish the terms of the Options granted to each Recipient, and to make all other determinations necessary or advisable. The Administrator has the sole discretion to determine whether the performance of an Eligible Person warrants an Option, and to determine the size and type of the Option. The Administrator has full and exclusive power to construe and interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to take all actions necessary or advisable for the Plan's administration. The Administrator, in the exercise of its powers, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Agreement, in the manner and to the extent it deems necessary or expedient to make the Plan fully effective. In exercising this power, the Administrator may retain counsel at the expense of the Company. The Administrator also has the power to determine the duration and purposes of leaves of absence which may be granted to a Recipient without constituting a termination of the Recipient's employment for purposes of the Plan. Any of the Administrator's determinations shall be final and binding on all persons. A member of the Administrator shall not be liable for performing any act or making any determination in good faith.

4. Shares Subject to Plan. Subject to the provisions of Section 8 of the Plan, the maximum aggregate number of Shares that may be subject to Options is 1 million. If an unexercised Option expires or becomes unexercisable, the unpurchased Shares subject to such Option shall be available for other Options.

5. Eligibility. Any Eligible Person that the Administrator in its sole discretion designates is eligible to receive an Option; provided, however, that only an Employee may receive an Incentive Stock Option. The Administrator's grant of an Option to a Recipient in any year does not entitle the Recipient to an Option in any other year. Furthermore, the Administrator may grant different Options to different Recipients. The Administrator may consider such factors as it deems pertinent in selecting Recipients and in determining the types and sizes of their Options. Recipients may include persons who previously received stock, stock options, stock appreciation rights, or other benefits under the Plan or another plan of the Company, whether or not the previously granted benefits have been fully exercised or vested. An Option shall not enlarge or otherwise affect a Recipient's right, if any, to continue to serve the Company in any capacity, and shall not restrict the right of the Company to terminate at any time the Recipient's employment.

6. Options. The Administrator may grant Options to purchase Common Stock to Recipients in such amounts as the Administrator determines in its sole discretion. An Option may be in the form of an Incentive Stock Option or a Nonqualified Stock Option. The Administrator may grant an Option alone or in addition to another Option. Each Option shall satisfy the following requirements:

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     a.   Written Agreement. Each Option granted to a Recipient shall be evidenced by an Option Agreement. The terms of the Option Agreement need not be identical for different Recipients. The Option Agreement shall contain such provisions as the Administrator deems appropriate and shall include a description of the substance of each of the requirements in this Section 6.

     b. Number of Shares. Each Option Agreement shall specify the number of Shares that the Recipient may purchase upon exercise of the Option.

     c.   Exercise Price.

          i. Incentive Stock Option. Except as provided in this Section 6, the exercise price of each Share subject to an Incentive Stock Option shall equal the exercise price designated by the Administrator, but shall not be less than the Fair Market Value of the Share on the Date of Grant.

          ii. Nonqualified Stock Option. The exercise price of each Share subject to a Nonqualified Stock Option shall equal the exercise price designated by the Administrator.

     d.   Duration of Option.

          i.   Incentive Stock Option. Except as otherwise provided in this
               Section 6, an Incentive Stock Option shall expire on the earlier of the tenth anniversary of its Date of Grant or the date set by the Administrator on the Date of Grant.

          ii.  Nonqualified Stock Option. Except as otherwise provided in this
               Section 6, a Nonqualified Stock Option shall expire on the tenth anniversary of its Date of Grant or, at such earlier or later date set by the Administrator on the Date of Grant.

     e. Vesting of Option. Each Option Agreement will specify the vesting schedule applicable to the Option. The Administrator, in its sole discretion, may accelerate the vesting of any Option at any time.

     f.   Death.

          i. Incentive Stock Option. If a Recipient dies, an Incentive Stock Option granted to the Recipient will expire on the one-year anniversary of the Recipient's death, or if earlier, the date specified in subsection 6.d. of the Plan, unless the Administrator sets an earlier expiration date on the Date of Grant.

          ii. Nonqualified Stock Option. If a Recipient dies, a Nonqualified Stock Option granted to the Recipient will expire on the one-year anniversary of

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               the Recipient's death, or if earlier, the date specified in subsection 6.d. of the Plan, unless the Administrator sets an earlier or later expiration date on the Date of Grant, or a later expiration date subsequent to the Date of Grant but prior to the one-year anniversary of the Recipient's death.

     g.   Disability.

          i. Incentive Stock Option. If the Recipient terminates employment with the Company because of his or her Disability, an Incentive Stock Option granted to the Recipient will expire on the one-year anniversary of the Recipient's last day of employment, or, if earlier, the date specified in subsection 6.d. of the Plan.

          ii. Nonqualified Stock Option. If the Recipient terminates employment with the Company because of his or her Disability, a Nonqualified Stock Option granted to the Recipient will expire on the one-year anniversary of the Recipient's last day of employment, or, if earlier, the date specified in subsection 6.d. of the Plan, unless the Administrator sets an earlier or later expiration date on the Date of Grant or a later expiration date subsequent to the Date of Grant but prior to the one-year anniversary of the Recipient's last day of employment.

     h. Termination of Service. Subject to subsection 6.d. of the Plan, if the Recipient's employment with the Company terminates for any reason other than death or Disability, an Option granted to the Recipient will expire 30 days following the last day of the Recipient's employment with the Company, unless the Administrator sets an earlier or later expiration date on the Date of Grant or a later expiration date subsequent to the Date of Grant but prior to the 30th day either
          (a) preceding the Recipient's last day of employment or (b) such date at which the Company and the Recipient agree to any rights of the Recipient upon his or her termination. The Administrator may not delay the expiration of an Incentive Stock Option more than 90 days after termination of the Recipient's employment. During any delay of the expiration date, the Option will be exercisable only to the extent it is exercisable on the date the Recipient's employment terminates, subject to any adjustment under Section 8 of the Plan.

     i. Cause. Notwithstanding any provisions set forth in the Plan, if the Recipient (i) commits any act of malfeasance or wrongdoing affecting the Company, (ii) breaches any covenant not to compete or employment agreement with the Company, or (iii) willfully and continuously fails to perform substantially his duties with the Company (other than any failure due to the Recipient's death or Disability), any unexercised portion of the Option shall expire immediately upon the earlier of the occurrence of such event or the last day the Recipient is employed by the Company. No act or failure to act shall be deemed willful unless the Recipient acts or fails to act not in good faith and without reasonable belief that his or her action or failure is in the best interest of the Company.

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     j.   Conditions Required for Exercise. An Option is exercisable only to the extent it is vested according to the terms of the Option Agreement. Furthermore, an Option is exercisable only if the issuance of Shares upon exercise would comply with applicable securities laws. Each Agreement shall specify any additional conditions required for the exercise of the Option. The Administrator, in its sole discretion, may accelerate the exercisability of any Option at any time.

     k. Ten Percent Shareholders. An Incentive Stock Option granted to an individual who, on the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, shall have an exercise price of 110 percent of Fair Market Value on the Date of Grant and shall be exercisable only during the five-year period immediately following the Date of Grant. For purposes of calculating stock ownership of any person, the attribution rules of Code Section 424(d) shall apply, and any stock that such person may purchase under outstanding options shall not be considered.

     l. Maximum Incentive Stock Option Grants. The aggregate Fair Market Value, determined on the Date of Grant, of Shares with respect to which any Incentive Stock Options under the Plan and all other plans of the Company become exercisable by any individual for the first time in any calendar year shall not exceed $100,000.

     m. Method of Exercise. An Option shall be deemed exercised when the person entitled to exercise the Option (i) delivers written notice to the [President] of the Company (or his delegate, in his absence) of the decision to exercise, (ii) concurrently tenders to the Company full payment for the Shares to be purchased pursuant to the exercise, and (iii) complies with such other reasonable requirements as the Administrator establishes pursuant to Section 7 of the Plan. Payment for Shares with respect to which an Option is exercised may be made
          (i) in cash, (ii) by certified check, (iii) in the form of Common Stock having a Fair Market Value equal to the exercise price, but only to the extent that the Company will not incur a compensation charge for accounting purposes, or (iv) by delivery of a notice instructing the Company to deliver the Shares to a broker subject to the broker's delivery of cash to the Company equal to the exercise price. No person shall have the rights of a shareholder with respect to Shares subject to an Option until a certificate or certificates for the Shares have been delivered to him or her. A partial exercise of an Option shall not affect the holder's right to exercise the remainder of the Option from time to time in accordance with the Plan.

     n. Loan from Company to Exercise Option. The Administrator may, in its discretion and subject to the requirements of applicable law, recommend to the Company that it lend the Recipient the funds needed by the Recipient to exercise an Option. The Recipient shall apply to the Company for the loan, completing the forms and providing the information required by the Company. The loan shall be secured by such collateral as the Company may require, subject to its underwriting requirements and the requirements of applicable law. The Recipient

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          shall execute a full recourse promissory note and any other documents deemed necessary by the Company.

     o. Designation of Beneficiary. Each Recipient may file with the Company a written designation of a beneficiary to receive the Recipient's Options in the event of the Recipient's death prior to full exercise of such Options. If the Recipient does not designate a beneficiary, or if the designated beneficiary does not survive the Recipient, the Recipient's estate shall be his beneficiary. Recipients may, by written notice to the Company, change a beneficiary designation.

     p. Nontransferability of Option. An Option granted under the Plan is not transferable except by will or the laws of descent and distribution. During the lifetime of the Recipient, all rights of the Option are exercisable only by the Recipient.

     q. Company's Right of First Refusal Regarding Option Shares. An Option Shareholder who desires to Dispose Of any Option Shares acquired upon exercise of an Option shall first offer the Option Shares to the Company. The Option Shareholder shall provide notice signed by the Option Shareholder to the Company indicating the Option Shareholder's desire to Dispose Of Option Shares. The notice shall also specify the number of Option Shares that the Option Shareholder intends to Dispose Of. The Company shall have the irrevocable and exclusive first option, but not the obligation, to purchase all or a portion of the Option Shares, provided the Company provides notice of its election to purchase the Option Shares within 60 days after the Company receives the Option Shareholder's notice. The purchase price to be paid by the Company for the Option Shares being offered by the Option Shareholder shall be the Fair Market Value of the Option Shares on the date of the Option Shareholder's notice, and payment shall be made in full in cash at closing. If an Initial Public Offering occurs, the provisions of this subsection 6.q. shall cease to be effective.

     r. Company Right to Repurchase Option Shares. The Company shall have the right to repurchase any Option Shares purchased by a Recipient following such Recipient's termination of service or affiliation with the Company for any reason. The price for repurchasing the Option Shares shall be the Fair Market Value of the Option Shares on the date the Company exercises its repurchase right. If the Company fails to exercise such repurchase right within 60 days following the date of such Recipient's termination of service or affiliation, the Company shall be deemed to have waived such right. If an Initial Public Offering occurs, the provisions of this subsection 6.r. shall cease to be effective.

     s. Restrictions on Exercise Relating to S-Election. The Company has made a valid election to be treated as a Subchapter S corporation under the Code. If such S-election is valid at the time a Recipient elects to exercise his or her Option, the Administrator shall be authorized to take reasonable steps to preserve the Company's S-election. The Recipient agrees to indemnify and hold the Company

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          and its other stockholders harmless from and against any and all damages, costs, liabilities and expenses arising out of or in connection with any breach of such representations and warranties or violation of the Company's S-election caused by such Recipient's exercise of his or her Option. Each Recipient recognizes and agrees that the Company makes no representation or warranty whatsoever as to the current status of the Company's subchapter S-election under the Code, and the Company or any of its stockholders who own voting stock of the Company may terminate or otherwise cause the Company to fail to qualify as a subchapter S corporation, and each Recipient assumes all investment, tax and all other economic risks and liabilities associated with the Company's failure to qualify as an S-corporation, including without limitation, any and all income tax and other liability related thereto. The Recipient further acknowledges that if he or she exercises his or her Option and if the Company at the time has a valid S-election in effect, the Recipient may have certain tax liabilities arising by virtue of his or her owning stock in a S-corporation. The Recipient understands and acknowledges that the Company shall be under no obligation to make distributions or other payments to the Recipient in order to pay such tax obligations.

7. Taxes; Compliance with Law; Approval of Regulatory Bodies; Legends. The Company shall have the right to withhold from payments otherwise due and owing to the Recipient or his beneficiary or to require the Recipient or his beneficiary to remit to the Company in cash upon demand an amount sufficient to satisfy any federal (including FICA and FUTA amounts), state, and/or local withholding tax requirements at the time the Recipient or his beneficiary recognizes income for federal, state, and/or local tax purposes with respect to any Option.

     The Administrator may grant Options and the Company may deliver Shares under the Plan only in compliance with all applicable federal and state laws and regulations and the rules of all stock exchanges on which the Common Stock is listed at any time. An Option is exercisable only if either
     (i) a registration statement pertaining to the Shares to be issued upon exercise of the Option has been filed with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise, or (ii) an exemption from the registration requirements of applicable securities laws is available. The Plan does not require the Company, however, to file such a registration statement or to assure the availability of such exemptions. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements, and shall be subject to such transfer restrictions, as the Administrator deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section 7. No Option may be exercised, and Shares may not be issued under the Plan, until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Administrator deems advisable.

     Each person who acquires the right to exercise an Option or to ownership of Shares by bequest or inheritance may be required by the Administrator to furnish reasonable evidence of ownership of the Option as a condition to his exercise of the Option or receipt of Shares.

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     In addition, the Administrator may require such consents and releases of taxing authorities as the Administrator deems advisable.

     With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 ("1934 Act"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the 1934 Act, as such Rule may be amended from time to time, or its successor under the 1934 Act. To the extent any provision of the Plan or action by the Administrator or the Company fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.

8. Adjustments. If a stock dividend, stock split, share combination, exchange of shares, recapitalization, consolidation, spin-off, reorganization, or liquidation of or by the Company shall occur, the Administrator shall adjust the number and class of Shares for which Options are authorized to be granted, the number and class of Shares then subject to Options previously granted, and the price per Share payable upon exercise of each Option to the extent the Administrator deems appropriate to reflect the applicable transaction. If a Change In Control occurs, then the Administrator may elect to (i) reach an agreement with the acquiring or surviving entity that the acquiring or surviving entity will assume the obligation of the Company under each Option, (ii) reach an agreement with the acquiring or surviving entity that the acquiring or surviving entity will convert each Option into an option of at least equal value, determined as of the date of the transaction, as to stock of the acquiring or surviving entity, (iii) terminate all Options outstanding under the Plan effective upon the date of the applicable transaction and make, within 60 days after the date of the applicable transaction, a cash payment to each Recipient equal to the difference between the exercise price of the Recipient's Option and the Fair Market Value, as of the date of the applicable transaction, of the Shares subject to the Option, or (iv) accelerate the expiration of all Options to a date not earlier than the fifteenth day after the date of the applicable transaction.

9. Liability of the Company. The Company shall not be liable to any person for any tax consequences incurred by a Recipient or other person with respect to an Option.

10. Amendment and Termination of Plan. The Board may alter, amend, or terminate the Plan from time to time without approval of the shareholders of the Company. The Board may, however, condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other laws applicable to the Company, the Plan, Recipients or Eligible Persons. Any amendment, whether with or without the approval of shareholders of the Company, that alters the terms or provisions of an Option granted before the amendment (unless the alteration is expressly permitted under the Plan) shall be effective only with the consent of the Recipient of the Option or the holder currently entitled to exercise the Option.

11. Expenses of Plan. The Company shall bear the expenses of administering the Plan.

12. Duration of Plan. Options may be granted only during the 10 years immediately following the original effective date of the Plan.

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13.  Notices. All notices to the Company shall be in writing and shall be delivered to the Secretary of the Company. All notices to a Recipient shall be delivered personally or mailed to the Recipient at his address appearing in the Company's personnel records. The address of any person may be changed at any time by written notice given in accordance with this Section 13.

14. Applicable Law. The validity, interpretation, and enforcement of the Plan are governed in all respects by the laws of the Commonwealth of Massachusetts and the United States of America.

15. Effective Date. The effective date of the Plan shall be the earlier of (i) the date on which the Board adopts the Plan or (ii) the date on which the Shareholders approve the Plan.

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